REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

American Eagle Energy Corporation

We have audited the accompanying statement of revenues and direct operating expenses of properties to be acquired by American Eagle Energy Corporation for the year ended December 31, 2012 (“historical summary”). The historical summary is the responsibility of the Company's management. Our responsibility is to express an opinion on the historical summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall historical summaries presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the properties’ revenues and expenses.

In our opinion, the historical summary referred to above present fairly, in all material respects, the revenues and direct operating expenses of the properties to be acquired by American Eagle Energy Corporation for the year ended December 31, 2012 in conformity with U.S. generally accepted accounting principles.

/s/ Hein & Associates LLP

Denver, Colorado

March 10, 2014

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American Eagle Energy Corporation

Statements of Revenues and Direct Operating Expenses

of Properties to be Acquired

For the Year Ended December 31, 2012

and Each of the Nine-Month Periods Ended September 30, 2013 and 2012

	For the	For the
	Year Ended	Nine-Month Periods
	December 31,	Ended September 30
	2012	2013	2012
		(Unaudited)	(Unaudited)

Oil and gas revenues	$3,164,691	$8,810,651	$794,034

Direct operating expenses	855,358	1,973,490	141,841

Operating revenues in excess of
direct operating expenses	$2,309,333	$6,837,161	$652,193

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American Eagle Energy Corporation

Notes to the Financial Statements

For the Year Ended December 31, 2012

and Each of the Nine-Month Periods Ended September 30, 2013 and 2012

1. Basis of Presentation

Interests to be Acquired

On August 12, 2013, American Eagle Energy Corporation (the “Company”) entered into a definitive, purchase, sale and option agreement (“PSO Agreement”) with one of its working interest partners (“Carry Agreement Partner”), pursuant to which the Company intends to acquire certain net revenue and working interests in proved producing and proved undeveloped properties (the “Interests to be Acquired”) located in Divide County, North Dakota (the “Spyglass Property”). The Company anticipates closing on the transaction prior to March 31, 2014, with an effective date of June 1, 2013.

The gross purchase price for the Interests to be Acquired is $47 million. The net purchase price, after taking into consideration revenues and operating expenses associated with the Interests to be Acquired from the period June 1, 2013 through September 30, 2013, would approximate $43.7 million. To finance the acquisition, the Company anticipates selling additional shares of its common stock and/or borrowing additional funds under its existing credit facility with Morgan Stanley Capital Group, Inc. (the “Credit Facility”).

The accompanying statements of operating revenues and direct operating expenses of the Interests to be Acquired were prepared based on financial information and data obtained from the Company’s historical accounting records. Historical financial statements prepared in accordance with U.S. generally accepted accounting principles have never been prepared for the Interests to be Acquired on a stand-alone basis. Because the Interests to be Acquired are not separate legal entities, the accompanying statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses that were incurred in connection with the Carry Agreement Partner’s ownership of the Interests to be Acquired including, but not limited to, general and administrative expenses, interest expense and other expenses. These costs were not separately allocated to the Interests to be Acquired by the Carry Agreement Partner. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Interests to be Acquired had they been owned by the Company, due to differing size, structure, operations and accounting policies of the Carry Agreement Partner and the Company. The accompanying statements also do not include provisions for depletion of the capitalized cost of the Interests to be Acquired, as such amounts would not be indicative of the costs which the Company will incur upon the allocation of the purchase price paid for the Interests to be Acquired. Furthermore, no balance sheet has been presented for the Interests to be Acquired, because not all of the historical cost and related working capital balances are segregated or easily obtainable, nor has information about the Interests to be Acquired’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

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American Eagle Energy Corporation

Notes to the Financial Statements

For the Year Ended December 31, 2012

and Each of the Nine-Month Periods Ended September 30, 2013 and 2012

The Company owns other existing working and net revenue interests in the properties to be acquired. The financial statements included herein were prepared in accordance with generally accepted accounting principles in the United States for interim financial information, by applying the net revenue and working interests to be acquired to the gross production and cost information already included in the Company’s financial system. In the opinion of management, all adjustments, consisting of normal recurring accruals that are considered necessary for a fair presentation of the interim financial information, have been included.

Revenue Recognition

Revenue from the sale of oil and gas is recognized when the terms of the sale have been finalized and the oil has been delivered to the purchaser. The Company records the sale of its interests in prospects when the terms of the transaction are final and the sales price is determinable.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions that affect the reported amounts of oil and gas revenues and oil and gas operating expenses during the respective reporting periods. Actual results may differ from the estimates and assumptions used in the preparation of the statements of oil and gas revenues and oil and gas operating expenses of the Interests to be Acquired.

Subsequent Events

The Company’s management has evaluated subsequent events and determined that no additional adjustment to the financial statements are necessary.

2. Commitments and Contingencies

Pursuant to the terms of the PSO Agreement, there are no known claims, litigation or disputes pending as of the effective date of the PSO Agreement, or any matters arising in connection with indemnification. The Company’s management is not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statements of oil and gas sales and oil and gas operating expenses for the Interests to be Acquired.

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American Eagle Energy Corporation

Notes to the Financial Statements

For the Year Ended December 31, 2012

and Each of the Nine-Month Periods Ended September 30, 2013 and 2012

3. Supplemental Oil and Gas Information (Unaudited)

Information relating to the estimated quantities of proved oil and gas reserves associated with the Interests to be Acquired is provided below. This information was derived by applying the Interests to be Acquired to the specific properties included in the Company’s December 31, 2012 reserve report.

The reserve estimation process involves reservoir engineers, geoscientists, planning engineers and financial analysts. As part of this process, all reserves volumes are estimated by a forecast of production rates, operating costs and capital expenditures. Estimated future cash flows were computed by applying an average of the monthly oil prices for the year to the Company’s share of estimated annual future production from proved oil and gas reserves, net of royalties. Production rate forecasts are derived by a number of methods, including estimates from decline curve analyses, material balance calculations that take into account the volume of substances replacing the volumes produced and associated reservoir pressure changes, or computer simulation of the reservoir performance. Operating costs and capital costs are forecast based on past experience combined with expectations of future cost for the specific reservoirs. In many cases, activity-based cost models for a reservoir are utilized to project operating costs as production rates and the number of wells for production and injection vary.

The Company retained an independent petroleum engineering firm to determine its annual estimate of oil and gas reserves as of December 31, 2012. The independent petroleum engineering firm estimated the oil and gas reserves associated with the Company’s Spyglass Property using generally accepted industry standards, which include the review of technical data, methods and procedures used in estimating reserves volumes, the economic evaluations and reserves classifications.

The Company believes that the methodologies used by the independent petroleum engineering firm in preparing the relevant estimates comply with current Securities and Exchange Commission standards for preparing such estimates. The Company has implemented internal controls regarding the development of reasonable oil and gas reserves estimates. These controls include, among other things, a thorough review of the estimated future development costs and estimated production costs associated with the reserves and a comparison of such estimated future costs to actual development and production costs incurred during the current period. In addition, the Company’s operational team compares the average prices used to estimate discounted net future cash flows from proved reserves to actual prices received during the period for reasonableness. The internal control procedures described above were performed by the Company’s operational team, which includes petroleum engineers having in excess of 80 years of oil and gas exploration and production experience, collectively. Based on the performance of these internal controls, the Company’s management believes that the underlying data provided by the Company to the independent petroleum engineering firm for the purpose of preparing its estimates, is reasonable Furthermore, the estimated reserves as of December 31, 2012, as described in the final report issued by the independent petroleum engineering firm, were reviewed by members of the Company’s operational management and determined to be reasonable based on the underlying data.

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American Eagle Energy Corporation

Notes to the Financial Statements

For the Year Ended December 31, 2012

and Each of the Nine-Month Periods Ended September 30, 2013 and 2012

The following table sets forth information for the year ended December 31, 2012 with respect to changes in the Company’s proved developed and undeveloped reserves resulting from the purchase of the Interests to be Acquired.

	Oil	Gas	Total
	(Barrels)	(Mcf)	(BOE)

Proved reserves, beginning of year	242,472	254,030	284,810
Extensions, discoveries and other additions	626,260	299,949	676,252
Revisions of estimates	(36,955)	(139,415)	(60,191)
Production	(40,481)	-	(40,481)
Proved reserves, end of year	791,296	414,564	860,390

Proved developed reserves	499,124	295,620	548,393
Proved undeveloped reserves	292,172	118,944	311,997
Total proved reserves	791,296	414,564	860,390

Standardized Measure, Including Year-to-Year Changes Therein, of Discounted Future Net Cash Flows

For purposes of the following disclosures, estimates were made of quantities of proved reserves and the periods during which they are expected to be produced. Estimated future cash flows were computed by applying a 12-month average of oil prices, except in those instances where future oil or natural gas sales are covered by physical contract terms providing for higher or lower prices, to the Company’s share of estimated annual future production from proved oil and gas reserves, net of royalties. Future development and production costs were computed by applying year-end costs to be incurred in producing and further developing the proved reserves. Future income tax expenses are excluded as the tax basis of the properties is not applicable on a go-forward basis. The discount was computed by application of a 10 % discount factor. The calculations assumed the continuation of existing economic, operating and contractual conditions of the Interests to be Acquired at December 31, 2012.

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American Eagle Energy Corporation

Notes to the Financial Statements

For the Year Ended December 31, 2012

and Each of the Nine-Month Periods Ended September 30, 2013 and 2012

Standardized Measure of Discounted Future Net Cash Flows

December 31,
2012
Future oil and gas sales	$65,045,498
Future costs:
Production costs	(8,173,617)
Development costs	(2,218,148)
Future net cash flows	54,653,733
10% annual discount factor	(30,513,347)
Standardized measure of discounted future net cash flows	$24,140,386

The following table summarizes the changes in the standardized measure of discounted future net cash flows associated with the Interests to be Acquired for the year ended December 31, 2012:

December 31,
2012
Beginning of the year	$6,798,095
Net changes in sales prices and production costs	(695,401)
Changes in future development costs	2,403,204
Oil and gas sales, net of production costs	(2,309,333)
Extensions and discoveries	17,671,979
Revisions of previous quantity estimates	(1,430,091)
Previously estimated development costs incurred in the
current period	176,873
Accretion of discount	1,403,027
Changes in production rates, timing and other	122,033
End of the year	$24,140,386

Assumed prices used to calculate future cash flows
Oil price per barrel	$80.43
Gas price per mcf	$3.38

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